Exhibit 99.2

The following is an excerpt from the script for WebMD’s fourth quarter 2011 financial results conference call held on Thursday, February 23, 2012, at 4:45 P.M. Eastern Time.

Marty Wygod – WebMD Health Corp. – Chairman of the Board

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Today we announced that we intend to commence a tender offer to repurchase $150 million of our shares through a modified “Dutch Auction” tender offer at a price within the range of $24.50 to $26.00 per share.

At the minimum price of $24.50 per share, we would repurchase a maximum of approximately 6.1 million shares, which represents approximately 11% of our currently outstanding shares. We expect to commence this tender offer promptly after the filing of the Company’s Form 10-K. In considering capital allocation, the Board recognizes that as we sit in early 2012, this will be a difficult year. We are just at the beginning of a necessary transition. Among other things, we need to hire a CEO, who may choose to add further depth to the senior management team and as Tony will discuss, we have several initiatives that are focused on addressing the needs of the evolving market and positioning us for a return to growth. We have much to do to take advantage of the longer term opportunities, however, we wanted to provide some ability for shareholders to tender their shares for cash if they choose to do so. Details related to the tender offer will be set forth in our offer to purchase to be filed with the SEC.

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THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL SHARES OF WEBMD HEALTH CORP. COMMON STOCK. THE TENDER OFFER FOR SHARES OF WEBMD HEALTH CORP. COMMON STOCK DESCRIBED IN THIS COMMUNICATION HAS NOT YET COMMENCED. THE TENDER OFFER WILL BE MADE ONLY PURSUANT TO AN OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS THAT WEBMD INTENDS TO DISTRIBUTE TO ITS STOCKHOLDERS AND FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS AND INVESTORS SHOULD READ CAREFULLY THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER. STOCKHOLDERS AND INVESTORS WILL BE ABLE TO OBTAIN A FREE COPY OF THE TENDER OFFER STATEMENT ON SCHEDULE TO, THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER DOCUMENTS THAT WEBMD INTENDS TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE COMMISSION’ WEBSITE AT WWW.SEC.GOV OR BY CALLING THE INFORMATION AGENT (TO BE IDENTIFIED AT THE TIME THE OFFER IS MADE) FOR THE TENDER OFFER. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER.

About WebMD

WebMD Health Corp. (NASDAQ: WBMD) is the leading provider of health information services, serving consumers, physicians, healthcare professionals, employers, and health plans through our public and private online portals, mobile platforms and health-focused publications.

The WebMD Health Network includes WebMD Health, Medscape, MedicineNet, emedicineHealth, RxList, theheart.org and Medscape Education.

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All statements contained in this communication, other than statements of historical fact, are forward-looking statements, including those regarding: the expected timing of the tender offer described in this communication. These statements are based on our current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements, including risks and uncertainties regarding: changes in financial markets; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet and information technology industries; and changes in facts and circumstances and other uncertainties concerning the completion of the tender offer. Further information about these matters can be found in our Securities and Exchange Commission filings. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

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